                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         HYPERION 2002 TERM TRUST, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         HYPERION 2002 TERM TRUST, INC.

                 520 Madison Avenue o New York, New York 10022

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                                                   July 29, 1996

To the Stockholders:

     The Annual Meeting of Stockholders of Hyperion 2002 Term Trust, Inc. (the 'Trust') will be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, New York 10022, on Tuesday, October 15, 1996, at 9:45 a.m., for the following purposes:

          1. To elect directors (Proposal 1).

          2. To ratify or reject the selection of Price Waterhouse LLP as the independent accountants of the Trust for the fiscal year ending May 31, 1997 (Proposal 2).

          3. To transact any other business that may properly come before the meeting.

     The close of business on July 19, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          Patricia A. Sloan
                                          Secretary

                      WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE TRUST WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE TRUST, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE TRUST TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Trust involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

     3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

    REGISTRATION                                                                      VALID SIGNATURE
Corporate Accounts
     (1) ABC Corp................................................................     ABC Corp.
     (2) ABC Corp................................................................     John Doe, Treasurer
     (3) ABC Corp.
        c/o John Doe, Treasurer..................................................     John Doe
     (4) ABC Corp. Profit Sharing Plan...........................................     John Doe, Trustee
Trust Accounts
     (1) ABC Trust...............................................................     John B. Doe, Trustee
     (2) Jane B. Doe, Trustee u/t/d 12/28/78.....................................     Jane B. Doe
Custodial or Estate Accounts
     (1) John B. Smith, Cust.
        f/b/o John B. Smith, Jr.
        UGMA.....................................................................     John B. Smith
     (2) John B. Smith...........................................................     John B. Smith, Jr., Executor

                         HYPERION 2002 TERM TRUST, INC.

                  520 Madison Avenue New York, New York 10022

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This proxy statement is furnished in connection with a solicitation by the Board of Directors of Hyperion 2002 Term Trust, Inc. (the 'Trust') of proxies to be used at the Annual Meeting of Stockholders of the Trust to be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, New York 10022, at 9:45 a.m. on Tuesday, October 15, 1996 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about July 29, 1996. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Trust at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of the two nominees for director, and FOR the ratification of the selection of Price Waterhouse LLP as the independent accountants of the Trust for the fiscal year ending May 31, 1997. The close of business on July 19, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matters submitted to stockholders for a vote. Broker non-votes will not be counted for purposes of determining the presence of a quorum or determining whether a proposal has been approved. On the record date there were 35,845,839 shares outstanding.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Trust's Articles of Incorporation provide that the Trust's Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 1997; Class II, 1998; and Class III, 1996. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Trust by delaying the replacement of a majority of the Board of Directors.

     The terms of Harry E. Petersen, Jr. and Leo M. Walsh, Jr., the members of Class III, currently serving on the Board of Directors, expire at this year's Annual Meeting. The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Messrs. Petersen and Walsh. Each nominee has indicated that he will serve if elected, but if either nominee should be unable to serve, the proxy or proxies will be voted for any other person or persons, as the case may be, determined by the persons named in the proxy in accordance with their judgment.

     As described above, there are two nominees for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the two nominees currently proposed to serve on the Board of Directors.

     The following table provides information concerning each of the seven members and nominees of the Board of Directors of the Trust:

                                                                  SHARES OF
                                                                   COMMON
                                                                    STOCK
                                                                 BENEFICIALLY
                                                                     OWNED
                                                                   DIRECTLY
                                                                      OR
                            PRINCIPAL OCCUPATION                  INDIRECTLY,
  NAME AND OFFICE         DURING PAST FIVE YEARS,       DIRECTOR   ON MAY 31,
   WITH THE TRUST       OTHER DIRECTORSHIPS AND AGE       SINCE     1996(**)
- --------------------   ------------------------------   ---------   ---------
CLASS III NOMINEES TO SERVE UNTIL 1999 ANNUAL MEETING OF STOCKHOLDERS:
Harry E. Petersen, Jr.  Director and/or Trustee of       July 1992      200
  Director, Member        several investment companies
  of the Audit            advised by Hyperion Capital
  Committee               Management, Inc. or by its
                          affiliates (1992-Present).
                          Director of Equitable Real
                          Estate Hyperion Mortgage
                          Opportunity Fund, Inc. and
                          Equitable Real Estate
                          Hyperion High Yield
                          Commercial Mortgage Fund,
                          Inc. (1995-Present). Senior
                          Advisor to Potomac Babson
                          Inc. (1995-Present).
                          Consultant to Advisers
                          Capital Management, Inc.
                          (1992-Present). Formerly
                          Director of Lexington
                          Corporate Properties, Inc.
                          (1993-1995); Consultant on
                          public and private pension
                          funds (1991-1993); President
                          of Lepercq Realty Advisors
                          (1988-1990). Member of
                          Advisory Council of
                          Polytechnic University. Age
                          71.

Leo M. Walsh, Jr.       Director and/or Trustee of       July 1992    7,000
  Director, Chairman      several investment companies
  of the Audit            advised by Hyperion Capital
   Committee              Management, Inc. or by its
                          affiliates (1989-Present).
                          Director of Equitable Real

                          Estate Hyperion Mortgage
                          Opportunity Fund, Inc. and
                          Equitable Real Estate
                          Hyperion High Yield
                          Commercial Mortgage Fund,
                          Inc. (1995-Present).
                          Financial Consultant for
                          Merck-Medco Managed Care
                          Inc. (formerly Medco
                          Containment Services Inc.)
                          (1994-Present). Financial
                          Consultant for Synetic Inc.,
                          a manufacturer of porous
                          plastic materials for health
                          care uses (1989-1994).
                          Formerly President, WW
                          Acquisition Corp.
                          (1989-1990); Senior
                          Executive Vice President and
                          Chief Operating Officer of
                          The Equitable Life Assurance
                          Society of the United States
                          ('The Equitable')
                          (1986-1988); Director of The
                          Equitable and Chairman of
                          Equitable Investment
                          Corporation, a holding
                          company for The Equitable's
                          investment oriented
                          subsidiaries (1983-1988);
                          Chairman and Chief Executive
                          Officer of EQUICOR-Equitable
                          HCA Corporation (1987-1988).
                          Age 63.

                                                                  SHARES OF
                                                                   COMMON
                                                                    STOCK
                                                                 BENEFICIALLY
                                                                    OWNED
                                                                   DIRECTLY
                                                                      OR
                            PRINCIPAL OCCUPATION                  INDIRECTLY,
  NAME AND OFFICE         DURING PAST FIVE YEARS,       DIRECTOR   ON MAY 31,
   WITH THE TRUST       OTHER DIRECTORSHIPS AND AGE       SINCE     1996(**)
- --------------------   ------------------------------   ---------   ---------
CLASS I DIRECTORS TO SERVE UNTIL 1997 ANNUAL MEETING OF STOCKHOLDERS:

Kenneth C. Weiss*      President and Chief Executive    July 1992   13,798
  Director, Chairman     Officer of Hyperion Capital
  of the Board of        Management, Inc. (February
  Directors              1992-Present). Chairman of
                         the Board, Director/ Trustee
                         and/or officer of several
                         investment companies advised
                         by Hyperion Capital
                         Management, Inc. or by its
                         affiliates (February
                         1992-Present). Director and
                         President of Equitable Real
                         Estate Hyperion Mortgage
                         Opportunity Fund, Inc. and
                         Equitable Real Estate
                         Hyperion High Yield
                         Commercial Mortgage Funds,
                         Inc. and their Investment
                         Advisors (1995-Present).
                         Formerly Director of First
                         Boston Asset Management
                         (1988-February 1992);
                         Director of The First Boston
                         Corporation (until 1988).
                         Age 44.

Lewis S. Ranieri*      Chairman and Chief Executive     July 1992    6,250
  Director              Officer of Ranieri & Co., Inc.
                        (since 1988); in addition,
                         President of LSR Hyperion
                         Corp., a general partner of
                         the limited partnership that
                         is the general partner of
                         Hyperion Partners L.P.
                         ('Hyperion Partners') (since
                         1988). Director and Chairman
                         of the Board of Hyperion
                         Capital Management, Inc.
                         (since 1989). Chairman of
                         the Board and/or Director of
                         several investment companies
                         advised by Hyperion Capital
                         Management, Inc. or by its
                         affiliates (since 1989).
                         Chairman of Bank United of
                         Texas FSB (since 1988) and
                         Hyperion Credit Services
                         Corp. (since 1992). Director
                         and President of Hyperion
                         Funding 1993 Corp., the
                         general partner of the
                         limited partnership that is
                         the general partnership that

                         is the general partner of
                         Hyperion 1993 Fund L.P.; and
                         also Chairman and President
                         of various other direct and
                         indirect subsidiaries of
                         Hyperion Partners (since
                         1989). Director of Equitable
                         Real Estate Hyperion
                         Mortgage Opportunity Fund,
                         Inc. and Equitable Real
                         Estate Hyperion High Yield
                         Commercial Mortgage Fund,
                         Inc. (since 1995). Formerly
                         Vice Chairman of Salomon
                         Brothers Inc. (until 1987).
                         Age 49.

                                                                  SHARES OF
                                                                    COMMON
                                                                    STOCK
                                                                 BENEFICIALLY
                                                                    OWNED
                                                                   DIRECTLY
                                                                      OR
                            PRINCIPAL OCCUPATION                  INDIRECTLY,
  NAME AND OFFICE         DURING PAST FIVE YEARS,       DIRECTOR   ON MAY 31,
   WITH THE TRUST       OTHER DIRECTORSHIPS AND AGE       SINCE     1996(**)
- --------------------   ------------------------------   ---------   ---------
Patricia A. Sloan*     Managing Director of Ranieri &   July 1992      300
  Director,              Co., Inc. (1988-Present).
  Secretary              Secretary, Director and/or
                         Trustee of several
                         investment companies advised
                         by Hyperion Capital
                         Management, Inc. or by its
                         affiliates (1989-Present).
                         Director of Bank United of
                         Texas FSB (1988-Present).
                         Formerly Director of the
                         Financial Institutions Group
                         of Salomon Brothers Inc.
                         (1972-1988). Age 52.

CLASS II DIRECTORS TO SERVE UNTIL 1998 ANNUAL MEETING OF STOCKHOLDERS:

Rodman L. Drake ....   President, R.L. Drake & Co.      July 1992      317
  Director, Member       Inc. (1993-Present). Director
  of the Audit           and/or Trustee of several
  Committee              investment companies advised
                         by Hyperion Capital
                         Management, Inc.
                         (1989-Present). Consultant
                         to Rockefeller & Co. Inc.
                         (1990-1996). Co-Chairman of
                         KMR Power Corporation
                         (1993-Present). Formerly
                         Managing Director and Chief
                         Executive Officer of Cresap
                         (1980-1990). Trustee of
                         Excelsior Funds. Member,
                         Investment Advisory Board,
                         Argentina Private Equity
                         Fund Inc. and Garantia L.P.
                         (Brazil). Director, Parsons
                         Brinkerhoff, Inc. and Latin
                         American Growth Fund Inc.
                         Age 53.

Garth Marston ......   Managing Director of M.E.        July 1992        0
  Director, Member       Associates, a financial
  of the Audit           consulting group
  Committee              (1986-Present). Director
                         and/or Trustee of several
                         investment companies advised
                         by Hyperion Capital
                         Management, Inc.
                         (1989-Present). Currently a
                         member of the Board of
                         Managers of the Sun Life
                         Assurance Company of Canada
                         (U.S.) Formerly Director and
                         interim Chief Executive
                         Officer of Florida Federal
                         Savings (1986-1988);
                         Chairman of the Board and
                         Chief Executive Officer of
                         The Provident Institution
                         for Savings (1979-1986);
                         Special Assignment regarding
                         partially call protected
                         Mortgage-Backed Securities
                         for Salomon Brothers Inc.
                         (1987). Age 70.

- ------------------
 * Interested persons as defined in the Investment Company Act of 1940, as amended (the '1940 Act'), because of affiliations with Hyperion Capital Management, Inc., the Trust's Investment Advisor.


** The holdings of no director or nominee represented more than 1% of the outstanding shares of the Trust.

     OFFICERS OF THE TRUST. The officers of the Trust are chosen each year at the first meeting of the Board of Directors of the Trust following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected six officers of the Trust. Except where dates of service are noted, all officers listed below served as such throughout the 1996 fiscal year. The following sets forth information concerning each officer of the Trust who served during all or part of the last fiscal year of the Trust:

NAME AND
PRINCIPAL OCCUPATION                            OFFICE     AGE   OFFICER SINCE
- -------------------------------------------  ------------  ---   --------------
Kenneth C. Weiss                             Chairman      44      July 1992
  President and Chief Executive Officer of
     Hyperion Capital Management, Inc.; See
     information under 'ELECTION OF
     DIRECTORS.'

Louis C. Lucido                              President     47      July 1992
  Managing Director and Chief Operating
     Officer of Hyperion Capital
     Management, Inc. (February
     1992-Present). President and/or Senior
     Vice President of several investment
     companies advised by Hyperion Capital
     Management, Inc. or by its affiliates
     (1992-Present). Formerly Senior Vice
     President and Director, Progressive
     Capital Management Inc. (1991-February
     1992); Senior Vice President and
     Manager, Donaldson Lufkin & Jenrette
     (1988-1991); Vice President, Smith
     Barney, Harris Upham & Co. Inc.
     (1987-1988); Vice President, Merrill
     Lynch, Pierce, Fenner & Smith
     (1981-1987).

Clifford E. Lai                              Senior Vice   42      April 1993
                                             President
  Managing Director and Chief Investment
     Officer, Hyperion Capital Management,
     Inc. (March 1993-Present). President

     and/or Senior Vice President of
     several investment companies advised
     by Hyperion Capital Management, Inc.
     or by its affiliates (1993-Present).
     Formerly Managing Director and Chief
     Investment Strategist for Fixed
     Income, First Boston Asset Management
     (1989-1993); Vice President, Morgan
     Stanley & Co. (1987-1989).

NAME AND
PRINCIPAL OCCUPATION                            OFFICE     AGE   OFFICER SINCE
- -------------------------------------------  ------------  ---   --------------
L. David Ricci                               Vice          32    September 1994
  Vice President of Hyperion Capital         President
  Management, Inc. (1992-Present). Formerly
  Senior Securities Analyst of Teachers
  Insurance and Annuity Association
  (1988-1991).

Patricia A. Sloan                            Secretary     52      July 1992
  Managing Director of Ranieri & Co., Inc.
     (1988-Present); See information under
     'ELECTION OF DIRECTORS.'

Paul Zavattoni                               Treasurer     33      March 1995
  Vice President of Hyperion Capital                             (resigned July
  Management, Inc.                                                   1995)
    (1992-July 1995). Treasurer (March
    1995-July 1995). Formerly Assistant
    Vice President of PaineWebber/ Mitchell
    Hutchins Asset Management (1988-1992).
    Fund Supervisor with Smith Barney
    Harris Upham & Co. (1985-1988).

Joseph W. Sullivan                           Treasurer     39    September 1995
  Vice President of Hyperion Capital
     Management, Inc. (August
     1995-Present). Treasurer of several
     investment companies advised by
     Hyperion Capital Management, Inc. or
     by its affiliates (September
     1995-Present.) Formerly Vice President
     in Merrill Lynch & Co.'s Investment
     Banking Division; Treasurer and Chief
     Financial Officer of several Merrill

     Lynch subsidiaries, responsible for
     all financial reporting, accounting,
     ministerial and administrative
     services (1990-1995); Assistant Vice
     President of Standard & Poor's Debt
     Rating Group (1988-1990); Assistant
     Vice President and Operations
     Controller of Shearson Lehman Hutton,
     Inc., engaged in the identification,
     analysis and financial administration
     of public and private real estate
     investment programs (1983-1987). A
     Licensed Certified Public Accountant
     since 1981.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AT MAY 31, 1996

                                                                  AMOUNT AND NATURE
                                                                         OF             PERCENT
  TITLE OF                  NAME AND ADDRESS OF                      BENEFICIAL           OF
    CLASS                     BENEFICIAL OWNER                        OWNERSHIP          CLASS      SOURCE
- -------------  ----------------------------------------------    -------------------    -------     ------
Common Stock   Lowe, Brockenbrough & Tattersall, Inc.             7,024,800 shares       19.55%       13G
               6620 West Broad Street
               Suite 300
               Richmond, Virginia 23230

     At May 31, 1996, directors and officers of the Trust as a group owned beneficially less than 1% of the outstanding shares of the Trust. The business address of the Trust and its officers and directors is 520 Madison Avenue, New York, New York 10022.

     INTERESTED PERSONS. Mr. Ranieri serves as a Director and Chairman of the Board of the Advisor and Mr. Weiss serves as a Director, President and Chief Executive Officer of the Advisor. Ms. Sloan is a special limited partner of Hyperion Ventures, the sole general partner of Hyperion Partners L.P., of which the Advisor is a wholly-owned subsidiary. As a result of their service with the Advisor and certain affiliations with the Advisor as described below, the Trust considers Messrs. Ranieri and Weiss and Ms. Sloan to be 'interested persons' of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

     COMMITTEES AND BOARD OF DIRECTORS' MEETINGS. The Trust has a standing Audit Committee presently consisting of Messrs. Walsh, Drake, Petersen and Marston, all of whom are members of the Board of Directors and are currently non-interested persons of the Trust. The principal functions of the Trust's

Audit Committee are to recommend to the Board the appointment of the Trust's accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. During the last fiscal year of the Trust, the full Board of Directors met four times, and the Audit Committee met one time. All of the directors attended the Audit Committee meeting and all of the directors attended at least 75% of the aggregate of the Board meetings and the Audit Committee meeting. The Trust has no nominating, compensation or similar committees.

     COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS. No remuneration was paid by the Trust to persons who were directors, officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof for their services as directors or officers of the Trust. Each director of the Trust, other than those who are officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof, is entitled to receive a fee of $7,500 per year plus $1,000 for each Board of Directors' meeting attended. Members of the Audit Committee receive $750 for each Audit Committee meeting attended, other than meetings held on days when there is also a directors' meeting.

                         DIRECTORS' COMPENSATION TABLE
                   FOR THE TWELVE MONTH PERIOD ENDED 5/31/96

                                                 TOTAL DIRECTORS'
                                  DIRECTORS'       COMPENSATION
                                 COMPENSATION     FROM THE TRUST
                                   FROM THE        AND THE FUND
                                    TRUST            COMPLEX
                                 ------------    ----------------
Rodman Drake..................     $ 11,500          $ 60,375
Garth Marston.................       11,500            60,375
Harry E. Petersen, Jr.........       12,500            65,375
Leo M. Walsh, Jr..............       12,500            65,375
                                 ------------    ----------------
                                   $ 48,000          $251,500
                                 ------------    ----------------
                                 ------------    ----------------

REQUIRED VOTE

     Election of the listed nominees for director requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.

                    PROPOSAL 2: RATIFICATION OR REJECTION OF

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Trust will consider, and it is expected that they will recommend, the selection of Price Waterhouse LLP as independent accountants of the Trust for the fiscal year ending May 31, 1997 at a meeting to be held on September 17, 1996. The appointment of accountants is approved annually by the Audit Committee of the Board of Directors and is subsequently submitted to the stockholders for ratification or rejection. The Trust has been advised by Price Waterhouse LLP that at May 31, 1996 neither that firm nor any of its partners had any direct or material indirect financial interest in the Trust. A representative of Price Waterhouse LLP will be at the meeting to answer questions concerning the Trust's financial statements and will have an opportunity to make a statement if he or she chooses to do so.

REQUIRED VOTE

     Ratification of the selection of Price Waterhouse LLP as independent accountants of the Trust requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.

                             ADDITIONAL INFORMATION

INVESTMENT ADVISOR

     The Trust has engaged Hyperion Capital Management, Inc., the Advisor, to provide professional investment management for the Trust pursuant to an Advisory Agreement dated September 29, 1993. The Advisor is a Delaware corporation which was organized in February 1989. The Advisor is a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is 520 Madison Avenue, New York, New York 10022. The Trust has also engaged Hyperion Capital Management, Inc. as the Trust's administrator. The administrator's address is the same as that of the Advisor.

     The Advisor is an indirect, wholly-owned subsidiary of Hyperion Partners L.P., a Delaware limited partnership ('Hyperion Partners'). Hyperion Partners acquired all of the shares of the Advisor held by Hyperion Holdings, Inc. in exchange for a $20,000,000 note on January 15, 1993. The sole general partner of Hyperion Partners is Hyperion Ventures L.P., a Delaware limited partnership ('Hyperion Ventures'). Corporations owned principally by Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay are the general partners of Hyperion Ventures. Lewis S. Ranieri, a former Vice Chairman of Salomon Brothers Inc. ('Salomon Brothers'), is the Chairman of the Board of the Advisor and a Director of the Trust. Messrs. Salvatore Ranieri and Shay are directors of the Advisor, but have no other positions with either the Advisor or the Trust. Messrs. Salvatore Ranieri and Shay are principally engaged in the management of the affairs of Hyperion Ventures and its affiliated entities. Since January 1, 1990, Patricia A. Sloan, Secretary of the Trust, has been a special limited partner of Hyperion Ventures and since July 1993 she has been a limited partner of Hyperion Partners. Mr. Weiss, Chairman of the Board, Mr. Lucido, President of the Trust, and Mr. Lai, Senior Vice President of the Trust, are employees of the Advisor, and each may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor's profits, including any profit from a sale of the Advisor. Mr. Ricci, Vice President of the Trust, and Mr. Sullivan, Treasurer of the Trust, are also employees of the Advisor. The business address of Hyperion

Partners and Hyperion Ventures is 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553.

     The Advisor provides advisory services to several other registered investment companies and one offshore fund, all of which invest in mortgage-backed securities. Its management includes several individuals with extensive experience in creating, evaluating and investing in Mortgage-Backed Securities, Derivative Mortgage-Backed Securities and Asset-Backed Securities, and in using hedging techniques. Lewis S. Ranieri, Chairman of the Advisor and a Director of the Trust, was instrumental in the development of the secondary mortgage-backed securities market and the creation and development of secondary markets for conventional mortgage loans, CMOs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and government guaranteed areas. Kenneth
C. Weiss, President and Chief Executive Officer of the Advisor and Chairman of the Board of the Trust, was a Director of First Boston Asset Management Corporation and was a Director of The First Boston Corporation. Louis C. Lucido, Managing Director and Chief Operating Officer of the Advisor and President of the Trust, was Senior Vice President and Director of Progressive Capital Management. Clifford E. Lai, Chief Investment Manager of the Advisor and Senior Vice President of the Trust, was Managing Director and Chief Investment Strategist for Fixed Income for First Boston Asset Management Corporation.

INVESTMENT ADVISORY AGREEMENT

     On September 19, 1995, the Board of Directors of the Trust, including those persons identified as interested persons and a majority of the directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the 1940 Act) of any such party (the 'Disinterested Directors'), approved extension of the revised Advisory Agreement through September 30, 1996. At the time of the Board's approval of the latest extension of the Advisory Agreement, Messrs. Lewis Ranieri, Weiss and Ms. Sloan were interested persons of the Trust. The Advisory Agreement was last submitted to a vote of the Stockholders of the Trust at the Annual Meeting of the Stockholders of the Trust held on September 29, 1993. At that meeting, the Stockholders approved the continuance of the revised Advisory Agreement. The Advisory Agreement provides that it will continue from year to year, but only so long as such continuation is specifically approved at least annually by both (1) the vote of a majority of the Board of Directors or the vote of a majority of the outstanding voting securities of the Trust (as provided in the 1940 Act) and (2) by the vote of a majority of the Disinterested Directors cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated at any time without the payment of any penalty, upon the vote of a majority of the Board of Directors or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days' written notice by either party to the other. The Agreement will terminate automatically in the event of its assignment

(as such term is defined in the 1940 Act and the rules thereunder). The Board of Directors will consider continuance of the Advisory Agreement until September 30, 1997 at a meeting scheduled for September 17, 1996.

     Pursuant to the Advisory Agreement, the Trust has retained the Advisor to manage the investment of the Trust's assets and to provide such investment research, advice and supervision, in conformity with the Trust's investment objective and policies, as may be necessary for the operations of the Trust.

     The Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all salaries of the Trust's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. The Advisory Agreement provides that the Trust shall pay to the Advisor a monthly fee for its services which is equal to .50% per annum of the Trust's average weekly net assets, which, for purposes of determining the Advisor's fee, shall be the average weekly value of the total assets of the Trust, minus the sum of accrued liabilities (including accrued expenses) of the Trust and any declared but unpaid dividends on the Common Shares and any Preferred Shares (if such shares are issued in the future) and any accumulated dividends on any Preferred Shares (but without deducting the aggregate liquidation value of any Preferred Shares). Investment advisory fees earned by the Advisor from the Trust during the last fiscal year of the Trust amounted to $1,520,482.

ADMINISTRATION AGREEMENT

     The Trust has entered into an Administration Agreement with Hyperion Capital Management, Inc. (the 'Administrator'). The Administrator performs administrative services necessary for the operation of the Trust, including maintaining certain books and records of the Trust, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Trust with administrative office facilities. For these services, the Trust pays a monthly fee at an annual rate of 0.17% of the first $100 million of the Trust's average weekly net assets, 0.145% of the next $150 million and 0.12% of any amounts above $250 million. For the twelve month period ended May 31, 1996, the Administrator earned $452,416 in Administration fees. The Trust entered into a Sub-Administration Agreement with Middlesex Administrators L.P. (the 'Sub-Administrator'), an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, to whom the Administrator paid out of its own assets the fee to be paid to the Sub-Administrator computed at the rate of 0.12% per annum of the first $100 million of the Trust's average weekly net assets, 0.10% of the next $150 million and 0.08% of any amounts above $250 million. The Administrator incurred fees amounting to $313,272 to the Sub-Administrator for the year ended May 31, 1996. On March 29, 1996, the Trust notified the Sub-Administrator that it was terminating its Sub-Administration Agreement with the Sub-Administrator effective May 31, 1996. The Administrator then assumed all responsibilities previously performed by the Sub-Administrator.


INVESTMENT COMPANIES MANAGED BY HYPERION CAPITAL MANAGEMENT, INC.

     In addition to acting as advisor to the Trust, Hyperion Capital Management, Inc. acts as investment advisor to the following other investment companies at the indicated annual compensation.

                                                                                       APPROXIMATE NET
                                                                                          ASSETS AT
                                                                                           MAY 31,
NAME OF FUND                                      INVESTMENT ADVISORY FEE                   1996
- -------------------------------------  ----------------------------------------------  ---------------
                                                                                        (IN MILLIONS)
The Hyperion Total Return Fund, Inc.*  0.65% of the Fund's average weekly net assets       $246.8
Hyperion 1997 Term Trust, Inc.         0.50% of the Trust's average weekly net assets      $438.2
Hyperion 1999 Term Trust, Inc.         0.50% of the Trust's average weekly net assets      $442.2
Hyperion 2005 Investment Grade
  Opportunity Term Trust, Inc.         0.65% of the Trust's average weekly net assets      $179.1

- ------------------
* The Advisor and The Hyperion Total Return Fund, Inc. (the 'Fund') have entered into a sub-advisory agreement with Pacholder Associates, Inc., an Ohio corporation organized in 1983, to serve as an investment advisor with respect to a portion of this Fund's assets.

BROKERAGE COMMISSIONS

     Because it buys its portfolio securities in dealer markets, the Trust did not pay any brokerage commissions on its securities purchases during its last fiscal year. The Trust paid an aggregate of $90,987 in futures and Swap commissions during the last fiscal year, all of which were paid to entities that are not affiliated with the Trust or the Advisor.

     The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Trust. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Trust, the Advisor will consider all factors they deem relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

     In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Advisor is authorized to consider 'brokerage and research services' (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). The Advisor is also authorized to cause the Trust to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Advisor must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Advisor exercises investment discretion. Research services furnished by brokers through whom the Trust effects securities transactions may be used by the Advisor in servicing all of the accounts for which investment discretion is exercised by the Advisor, and not all such services may be used by the Advisor in connection with the Trust.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's officers and directors, and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by the Trust and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Trust believes that, during the fiscal year ended May 31, 1996, all filing requirements applicable to the Trust's officers, directors, and greater than ten-percent beneficial owners were complied with.

LITIGATION

     During the months of October and November 1993, purported class action lawsuits were instituted against the Trust and its directors, officers and underwriters by certain shareholders of the Trust in the United States District Court, Southern District of New York. The plaintiffs in those actions generally alleged that the defendants made inadequate and misleading disclosure in the registration statement and prospectus for the Trust, in particular, as such disclosure relates to the nature and risks of 'interest-only mortgage strip securities' and the Trust's investments in those instruments. A Pre-Trial Order of Consolidation dated December 27, 1993 consolidated these actions under the consolidated caption In re: Hyperion Securities Litigation Master File No.

93-CIV-7179 (MBM). Pursuant to the terms of the Order of Consolidation, one consolidated amended complaint was served upon the Trust and the other defendants which superseded all other complaints previously filed. The Adviser was added as a defendant in that complaint. On April 8, 1994, the defendants moved to dismiss the consolidated complaint. Pursuant to an order dated October 3, 1994, the Court stayed all discovery in the Action except for certain limited document discovery. In November 1994, while the motion to dismiss was still pending, plaintiffs filed a second consolidated amended complaint. The allegations in the second consolidated amended complaint relate to the accuracy of the defendants' representations to investors about the Trust's investment objectives, and level and adequacy of the disclosure in the Prospectus for the Trust used in connection with its initial public offering. Defendants moved to dismiss the second consolidated amended complaint in December 1994. Judge Michael B. Mukasey issued an opinion and order dated July 12, 1995 dismissing the second consolidated amended complaint without leave to replead (granted 93 CIV 7179; July 18, 1995). The plaintiffs filed a motion to reargue on July 27, 1995 and Judge Mukasey denied the motion to reargue on September 6, 1995. Plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals on August 17, 1995. The appeal has been fully briefed and oral argument of the appeal took place on March 27, 1996. A decision on the appeal is expected to be issued in the summer of 1996.

     Pursuant to the Underwriting Agreement between the Trust and its underwriters, the Trust and the Adviser have jointly and severally agreed to indemnify the underwriters for their liabilities, losses and costs directly related to certain contents of the prospectus and registration statement of the Trust. The underwriters have provided notification to the Trust and the Adviser that they intend to exercise their rights of indemnification in the event that they are subject to liabilities, costs or losses that are covered by the indemnity. In addition, pursuant to the Advisory Agreement between the Trust and the Adviser, the Adviser is indemnified for all of its liabilities, losses and costs in connection with any matter involving the Trust, except for actions relating to the gross negligence, willful malfeasance or fraud of the Adviser. In addition, the Trust's Articles of Incorporation provide for the indemnification of its Directors. The Trust's Directors and Adviser have also notified the Trust of their intention to seek indemnification. The Trust has incurred litigation expenses for the twelve month period ending May 31, 1996 to the indemnified parties noted above, based upon amounts which are deemed reimbursable in accordance with the indemnification provisions. Pursuant to these indemnification provisions, the Trust reimbursed $260,688 of litigation expenses to the Advisor during the twelve month period ending May 31, 1996. This amount was previously advanced by the Advisor on behalf of the Trust, its directors, certain of its officers and underwriters. The Trust has included these amounts in legal fees. The ultimate outcome of this litigation is not presently determinable.

                                 OTHER BUSINESS

     The Board of Directors of the Trust does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                   PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

     All proposals by stockholders of the Trust that are intended to be presented at the Trust's next Annual Meeting of Stockholders to be held in 1997 must be received by the Trust for inclusion in the Trust's proxy statement and proxy relating to that meeting no later than April 30, 1997.

                         EXPENSES OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Trust, Hyperion Capital Management, Inc., or Corporate Investor Communications, Inc., paid solicitors for the Trust, or by telephone or telegraph. The anticipated cost of solicitation by the paid solicitors will be nominal. The Trust's agreement with Corporate Investor Communications, Inc. provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Trust for out-of-pocket expenses incurred in this connection.

July 29, 1996